NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0158 Dated November 14, 1996    Rule 424(b)(2)
(To Prospectus dated July 12, 1996 and                 File number:  333-7229
Prospectus Supplement dated November 8, 1996)

Senior Medium-Term Notes, Series F
Due Nine Months or More From Date of Issue


Principal Amount:                                    $  50,000,000.00
Issue Price:                           100.00000%    $  50,000,000.00
Commission or Discount:                  0.00000%    $           0.00
Proceeds to Company:                   100.00000%    $  50,000,000.00

Agent:                            Bear, Stearns & Co. Inc., as Agent



Original Issue Date:              November 19, 1996

Stated Maturity Date:             November 19, 1999

Cusip #:                          63858R-EE-7
Form:                             Book entry only


Interest Rate:                    Floating


Base rate:                        LIBOR Telerate Page 3750

Index maturity:                   90 days
Spread:                           + 6.0 bps

Initial Interest Rate:            5.56%


Interest Reset Period:            Quarterly, commencing on February 19,
                                  1997

Interest Reset Dates:             19th of February, May, August and
                                  November

Interest Determination Date:      Two London Banking Days preceding the
                                  Reset Date

Interest Payment Dates:           19th of February, May, August and
                                  November, commencing on February 19,
                                  1997

May the Notes be redeemed by the company prior to maturity?       No
May the notes be repaid prior to maturity at the option
of the holder?                                                    No

Discount Note?                                                    No